UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2019

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50679	77-0487658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former, address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CORT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On June 11, 2019, Corcept Therapeutics Incorporated (the “Company”) announced that it has received a Paragraph IV Notice Letter advising that Sun Pharmaceutical Industries Limited (“Sun”) submitted an Abbreviated New Drug Application (“ANDA”) to the U.S. Food and Drug Administration (“FDA”) seeking authorization from the FDA to manufacture, use or sell a generic version of KORLYM® Mifepristone Tablets, 300 mg (“Korlym”) in the United States.

The Notice Letter contains Paragraph IV certifications against certain of the Company’s patents related to Korlym, specifically U.S. Patent Nos. 8,921,348 (exp. 2028); 9,829,495 (exp. 2036); 10,006,924 (exp. 2036); 9,943,526 (exp. 2036); 10,151,763 (exp. 2028); 10,166,242 (exp. 2036); 10,166,243 (exp. 2036); 10,195,214 (exp. 2037) and 10,231,983 (exp. 2038) (collectively, the “Korlym Patents”), which are listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluation (“Orange Book”).

The Notice Letter alleges that the Korlym Patents will not be infringed by Sun’s proposed product, are invalid and/or are unenforceable. The Company intends to vigorously defend its intellectual property rights related to Korlym.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

By:	/s/ G. Charles Robb
Name:	G. Charles Robb
Title:	Chief Financial Officer and Secretary

Date: June 11, 2019